Exhibit 99.1
Avantor Reports Second Quarter 2021 Results
•Net sales of $1.86 billion, increase of 25.7%; organic net sales growth of 20.5%
•Net income of $157.8 million; Adjusted EBITDA of $366.6 million
•Diluted GAAP EPS of $0.24; adjusted EPS of $0.35
•Operating cash flow of $263.8 million; free cash flow of $265.0 million
•Adjusted net leverage of 3.8x, up from 3.5x as of March 31, 2021
RADNOR, Pa. (USA) – July 29, 2021 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, advanced technologies and applied materials industries, today reported financial results for the quarter ended June 30, 2021.
“Our exceptional second quarter performance reflects the strong momentum across each of our end markets, reinforces the relevance of our business model and highlights our continued track record of execution,” said Michael Stubblefield, President and Chief Executive Officer of Avantor.
“Our outstanding top-line growth was accompanied by substantial growth in earnings and free cash flow. We continue to invest in our long-term growth strategy, including capacity expansions and the completion of two acquisitions, Ritter GMBH and RIM Bio, which will enhance our proprietary offerings and extend our geographic reach. We are proud to have issued our first corporate sustainability report and look forward to advancing our initiatives on culture, environment, community and governance. We are well positioned to capitalize on expanded opportunities across our end markets and have again raised our guidance for full year results,” Stubblefield concluded.
Second Quarter 2021
For the three months ended June 30, 2021, net sales were $1.86 billion, an increase of 25.7% compared to the second quarter of 2020. Foreign currency translation had a favorable impact of approximately 5.2% resulting in organic sales growth of 20.5%. Net income increased 162.1% to $157.8 million from $60.2 million in the comparable prior period. Adjusted EBITDA increased 34.2% to $366.6 million and margin expanded approximately 125 basis points. The Ritter and RIM Bio acquisitions did not have a material impact on our quarterly results.
Diluted GAAP earnings per share were $0.24 as compared to $0.08 for the comparable prior period, while adjusted EPS were $0.35 as compared to $0.19 for the comparable prior period.

Operating cash flow in the quarter was $263.8 million, while free cash flow in the quarter was $265.0 million.
As of June 30, 2021, adjusted net leverage was 3.8x, up from 3.5x as of March 31, 2021 reflecting an increase from the Ritter and RIM Bio acquisitions, offset by ongoing deleveraging.
Second Quarter 2021 – Segment Results

Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.
Americas
Net sales were $1,069.8 million, a reported increase of 24.8%, as compared to $857.5 million in the second quarter of 2020. On an organic basis, sales increased 23.6%.
Adjusted EBITDA margin increased 50 basis points to 23.5%, as compared to 23.0% in the comparable prior period.
Europe
Net sales were $666.0 million, a reported increase of 27.8%, as compared to $521.0 million in the second quarter of 2020. On an organic basis, sales increased 16.5%.
Adjusted EBITDA margin increased 165 basis points to 18.6%, as compared to 16.9% in the comparable prior period.
AMEA
Net sales were $122.8 million, a reported increase of 22.6%, as compared to $100.2 million in the second quarter of 2020. On an organic basis, sales increased 16.4%.
Adjusted EBITDA margin increased 65 basis points to 23.2%, as compared to 22.5% in the comparable prior period.
Conference Call
Avantor will host a conference call to discuss its results tomorrow, July 30, at 7:30 a.m. Eastern Daylight Time. A live webcast can be accessed on the investors section of our website. Or you may listen to the call by dialing (866) 211-4132 (domestic) or (647) 689-6615 (international) and use the conference code 1885843. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.
Following the live webcast, a replay of the webcast and the slide presentation will be available at https://ir.avantorsciences.com/investors/news-and-events/.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are sales growth on an organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.
•Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measurement is used by our management for the same reason.
•Adjusted EBITDA is used by investors to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful to investors as a way to analyze the underlying trends in our core business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted EPS is our diluted earnings per share adjusted to normalize the number of shares outstanding for our position immediately after our initial public offering and to exclude amortization and various other items on an after-tax basis. The normalization of shares reflects for all periods (i) the total number of shares of common stock outstanding following our initial public offering, as well as (ii) the dilutive effect of the assumed exercise or conversion of instruments following our initial public offering (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the run-rate effect of cost synergies and the incremental results of acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period expected from completed acquisitions). We believe that this measurement is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measurement is used by our management for the same reason.
•Free cash flow is equal to our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We have amended our definition of free cash flow to exclude acquisition-related costs as they may be significant, individually or in aggregate, and may make it more difficult for investors to understand the free cash flows associated with the normal operations of our business. We believe that this measurement is useful to investors as it provides a view on the Company’s ability to generate cash for use in financing or investment activities. This measurement is used by management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, our Form 10-Q for the first quarter of 2021 and our Form 10-Q for the second quarter of 2021, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net sales	$1,858.6	$1,478.7	$3,644.2	$2,997.7
Cost of sales	1,232.1	988.1	2,404.9	2,005.2
Gross profit	626.5	490.6	1,239.3	992.5
Selling, general and administrative expenses	371.8	324.0	718.3	667.5
Operating income	254.7	166.6	521.0	325.0
Interest expense	(51.0)	(92.1)	(102.5)	(186.6)
Loss on extinguishment of debt	(3.2)	—	(8.4)	—
Other income, net	14.6	4.2	16.4	5.0
Income before income taxes	215.1	78.7	426.5	143.4
Income tax expense	(57.3)	(18.5)	(104.7)	(36.2)
Net income	157.8	60.2	321.8	107.2
Accumulation of yield on preferred stock	(16.2)	(16.2)	(32.3)	(32.3)
Net income available to common stockholders	$141.6	$44.0	$289.5	$74.9

Earnings per share:
Basic	$0.24	$0.08	$0.50	$0.13
Diluted	$0.24	$0.08	$0.49	$0.13
Weighted average shares outstanding:
Basic	582.6	575.6	581.9	574.6
Diluted	591.1	582.1	590.3	581.7

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$223.0	$286.6
Accounts receivable, net	1,268.8	1,113.3
Inventory	840.9	739.6
Other current assets	90.0	91.4
Total current assets	2,422.7	2,230.9
Property, plant and equipment, net	652.6	549.9
Other intangible assets, net	4,372.0	4,048.8
Goodwill	3,557.8	2,860.2
Other assets	244.6	216.7
Total assets	$11,249.7	$9,906.5
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$39.5	$26.4
Accounts payable	755.3	678.9
Employee-related liabilities	147.3	179.3
Accrued interest	44.7	44.5
Other current liabilities	390.9	313.6
Total current liabilities	1,377.7	1,242.7
Debt, net of current portion	5,611.5	4,867.5
Deferred income tax liabilities	863.0	723.9
Other liabilities	411.6	398.1
Total liabilities	8,263.8	7,232.2
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	1,003.7	1,003.7
Common stock including paid-in capital	1,747.7	1,737.6
Accumulated earnings (deficit)	233.1	(88.7)
Accumulated other comprehensive income	1.4	21.7
Total stockholders’ equity	2,985.9	2,674.3
Total liabilities and stockholders' equity	$11,249.7	$9,906.5

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$157.8	$60.2	$321.8	$107.2
Reconciling adjustments:
Depreciation and amortization	86.1	97.8	175.1	194.3
Stock-based compensation expense	12.2	11.6	23.6	20.0
Provision for accounts receivable and inventory	16.2	15.9	24.1	32.5
Deferred income tax benefit	—	(17.9)	(5.3)	(22.1)
Amortization of deferred financing costs	3.7	6.2	7.6	13.1
Loss on extinguishment of debt	3.2	—	8.4	—
Foreign currency remeasurement loss (gain)	0.1	(2.6)	2.8	4.1
Changes in assets and liabilities:
Accounts receivable	(15.2)	64.0	(122.0)	(16.1)
Inventory	(48.7)	(57.9)	(103.0)	(55.6)
Accounts payable	32.8	(35.9)	63.1	31.1
Accrued interest	17.9	(60.8)	0.2	—
Other assets and liabilities	(4.3)	9.1	(10.2)	33.6
Other, net	2.0	(0.5)	4.5	0.2
Net cash provided by operating activities	263.8	89.2	390.7	342.3
Cash flows from investing activities:
Capital expenditures	(23.4)	(13.5)	(38.5)	(26.1)
Cash paid for acquisitions, net of cash acquired	(1,166.7)	—	(1,166.7)	—
Other	0.8	1.0	1.3	1.7
Net cash used in investing activities	(1,189.3)	(12.5)	(1,203.9)	(24.4)
Cash flows from financing activities:
Debt Borrowings	1,134.6	—	1,134.6	—
Debt repayments	(107.5)	(3.7)	(316.1)	(67.5)
Payments of debt financing costs	(20.1)	—	(20.1)	—
Payments of dividends on preferred stock	(16.2)	(16.2)	(32.3)	(32.3)
Proceeds received from exercise of stock options	17.6	6.6	37.5	13.4
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(9.6)	—	(25.8)	—
Net cash provided by (used in) financing activities	998.8	(13.3)	777.8	(86.4)
Effect of currency rate changes on cash	0.9	5.6	(4.5)	(2.9)
Net change in cash and cash equivalents	74.2	69.0	(39.9)	228.6
Cash, cash equivalents and restricted cash, beginning of period	175.1	348.9	289.2	189.3
Cash, cash equivalents and restricted cash, end of period	$249.3	$417.9	$249.3	$417.9

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income	$157.8	$60.2	$321.8	$107.2
Amortization	66.6	77.2	134.6	154.6
Loss on extinguishment of debt	3.2	—	8.4	—
Net foreign currency loss (gain) from financing activities	1.2	(1.8)	2.0	(0.2)
Other stock-based compensation expense	0.7	1.1	1.3	—
Acquisition-related expenses[1]	21.6	—	24.6	—
Integration-related expenses[2]	0.5	2.2	0.5	7.6
Restructuring and severance charges[3]	0.2	3.2	1.8	4.4
Receipt of disgorgement penalty[4]	(13.0)	—	(13.0)	—
Income tax benefit applicable to pretax adjustments	(12.5)	(20.9)	(30.2)	(40.5)
Adjusted Net income	226.3	121.2	451.8	233.1
Interest expense	51.0	92.1	102.5	186.6
Depreciation	19.5	20.6	40.5	39.7
Income tax provision applicable to Adjusted Net income	69.8	39.4	134.9	76.7
Adjusted EBITDA	$366.6	$273.3	$729.7	$536.1
━━━━━━━━━
1.Represents legal, accounting, investment banking and consulting fees incurred related to the acquisition of acquired companies.
2.Represents non-recurring direct costs incurred to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
3.Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.
4.Related to the disgorgement of disallowed trading profits from Goldman Sachs, which was a related party until December 31, 2020.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Diluted earnings per share (GAAP)	$0.24	$0.08	$0.49	$0.13
Dilutive impact of convertible instruments	0.01	0.01	0.01	0.03
Fully diluted earnings per share (non-GAAP)	0.25	0.09	0.50	0.16
Amortization	0.10	0.12	0.21	0.24
Loss on extinguishment of debt	—	—	0.01	—
Net foreign currency loss (gain) from financing activities	—	—	—	—
Other stock-based compensation expense	—	—	—	—
Acquisition-related expenses	0.03	—	0.04	—
Integration-related expenses	—	—	—	0.01
Restructuring and severance charges	0.01	0.01	0.01	0.01
Receipt of disgorgement penalty	(0.02)	—	(0.02)
Income tax benefit applicable to pretax adjustments	(0.02)	(0.03)	(0.05)	(0.06)
Adjusted EPS (non-GAAP)	$0.35	$0.19	$0.70	$0.36

Weighted average shares outstanding:
Diluted (GAAP)	591.1	582.1	590.3	581.7
Incremental shares excluded for GAAP	62.9	62.9	62.9	62.9
Normalization*	(11.3)	(2.3)	(10.5)	(1.9)
Share count for Adjusted EPS (non-GAAP)	642.7	642.7	642.7	642.7

*    Adjusted EPS reflects the share count of 642.7, the proforma fully diluted share count that was determined immediately following our May 2019 initial public offering. That share count assumes the Mandatory Convertible Preferred Stock is converted at the lowest conversion ratio and does not reflect the vesting or exercise of any stock-based awards following the IPO.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$263.8	$89.2	$390.7	$342.3
Acquisition-related expenses paid	24.6	—	24.6	—
Capital expenditures	(23.4)	(13.5)	(38.5)	(26.1)
Free cash flow (non-GAAP)	$265.0	$75.7	$376.8	$316.2

Adjusted net leverage

(dollars in millions)	June 30, 2021
Total debt, gross	$5,733.3
Less cash and cash equivalents	(223.0)
	$5,510.3

Trailing twelve months Adjusted EBITDA*	$1,402.2
Trailing twelve months ongoing stock-based compensation expense	44.8
Pro forma adjustment for projected synergies	—
	$1,447.1

Adjusted net leverage (non-GAAP)	3.8	x

*    Represents the Adjusted EBITDA of Avantor for the trailing twelve-month period plus management’s best estimates of the incremental results attributable to acquired companies as if such acquisitions had been completed on the first day of such trailing twelve-month period, as permitted by our debt covenants. Such estimates and financial information for acquired companies may or may not have been audited, and in certain instances may have been prepared on a basis other than U.S. GAAP though we believe these differences in the basis of accounting to be immaterial for the purpose of presenting net leverage.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	June 30,		Reconciliation of reported change to organic change
			Reported change	Foreign currency impact	Organic
	2021	2020
Three months ended:
Americas	$1,069.8	$857.5	$212.3	$9.6	$202.7
Europe	666.0	521.0	145.0	59.0	86.0
AMEA	122.8	100.2	22.6	6.2	16.4
Total	$1,858.6	$1,478.7	$379.9	$74.8	$305.1
Six months ended:
Americas	$2,104.9	$1,756.6	$348.3	$14.4	$333.9
Europe	1,316.4	1,065.0	251.4	110.0	141.4
AMEA	222.9	176.1	46.8	9.9	36.9
Total	$3,644.2	$2,997.7	$646.5	$134.3	$512.2

Adjusted EBITDA

(in millions)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Americas	$251.7	$197.4	$503.7	$387.4
Europe	123.8	88.3	254.9	180.0
AMEA	28.5	22.5	51.1	35.9
Corporate	(37.4)	(34.9)	(80.0)	(67.2)
Total	$366.6	$273.3	$729.7	$536.1

Media Contact
Allison Hosak
Senior Vice President, Global Communications and Brand
Avantor
908-329-7281
Allison.Hosak@Avantorsciences.com
Investor Relations Contact
Tommy J. Thomas, CPA
Vice President, Investor Relations
Avantor
781-375-8051
Tommy.Thomas@Avantorsciences.com